UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2022

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Peachtree Street, Suite 629 Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 239-2863
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 14, 2022, American Virtual Cloud Technologies, Inc. (the “Company”) entered into a securities purchase agreement (“Purchase Agreement”) with an institutional investor (the “Buyer”) for the purchase and sale of a new series of senior secured convertible notes of the Company, in the aggregate original principal amount of $12,000,000 (the “Notes”), which are convertible into shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”), in a private placement. The aggregate purchase price of the Notes is $10,000,000. The consummation of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions. A copy of the Purchase Agreement is attached to this Form 8-K as Exhibit 10.1.

The terms of the Notes to be issued and sold at the closing (the “Closing”) of the transactions contemplated by the Purchase Agreement shall be as set forth in the form of Notes attached as Exhibit 4.1 to this Current Report on Form 8-K. No interest shall accrue under the Notes unless an Event of Default (as defined in the Notes) has occurred and is continuing, at which time interest would accrue at the rate of 15% per annum, compounding monthly. The Notes will be convertible into Common Stock at the election of the holder at any time at an initial conversion price of $0.99 (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable Conversion Price (subject to certain exceptions). The Company will be required to redeem $800,000 of the outstanding amounts under the Notes on a monthly basis, commencing on August 1, 2022, until the maturity date of October 1, 2023, on which date all amounts that remain outstanding will be due and payable in full. Subject to certain conditions, including certain equity conditions, the Company may pay the amount due on each monthly redemption date, and the final amount due at maturity, either in cash, shares of Common Stock or a combination. The number of shares used to pay any portion of the Notes in such event would be calculated as 88% of the lowest daily volume weighted average price of the Common Stock during the eight trading days immediately prior to the payment date. The Notes may not be prepaid by the Company, other than as specifically permitted by the Notes.

The Notes will rank senior to all outstanding and future indebtedness of the Company and its Subsidiaries (as defined in the Purchase Agreement), and will be secured by a first priority perfected security interest in all of the existing and future assets of the Company and each Grantor (as defined in the Security Agreement), including a pledge of all of the capital stock of each of the Grantors (other than the Excluded Collateral, as defined in the Security Agreement), as evidenced by (i) a security and pledge agreement to be entered into at Closing (the “Security Agreement”), (ii) account control agreements to be entered into at Closing with respect to certain accounts described in the Note and the Security Agreement, and (iii) a guaranty to be executed by certain subsidiaries of the Company (the “Guaranty”) pursuant to which each of them will guaranty the obligations of the Company under the Notes and the other Transaction Documents (as defined in the Purchase Agreement). The forms of Security Agreement and Guaranty are attached to this Form 8-K as Exhibits 10.2 and 10.3, respectively.

At the Closing, the Company and the Buyer shall execute and deliver a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the shares of Common Stock underlying the Notes. The form of the Registration Rights Agreement is attached to this Form 8-K as Exhibit 10.4.

Pursuant to the Purchase Agreement, the Company agreed to seek the approval of its stockholders for the issuance of all shares of Common Stock issuable upon conversion of the Notes, in compliance with the rules of the Nasdaq Capital Market (the “Stockholder Approval”). It is a condition to the Closing that the Company enter into voting agreements (the “Voting Agreements”) with certain significant stockholders of the Company (each, a “Stockholder”), pursuant to which each Stockholder will agree, with respect to all of the voting securities of the Company that such Stockholder beneficially owns as of the date thereof or thereafter, to vote in favor of the Stockholder Approval. The form of Voting Agreement is attached to this Form 8-K as Exhibit 10.5.

The Notes and underlying shares of Common Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D promulgated under the Securities Act, and in reliance on similar exemptions under applicable state laws. No form of general solicitation or general advertising was conducted in connection with the issuance. The Notes (and, if and to the extent issued, the underlying shares of Common Stock, contain (or will contain, where applicable) restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Securities and Exchange Commission.

Pursuant to an engagement letter dated October 16, 2021 between the Company and Northland Securities, Inc. (the “Placement Agent”), the Company engaged the Placement Agent to act as the Company’s placement agent in connection with the offering and agreed to pay the Placement Agent’s fees of 7% of the aggregate gross proceeds the Company receives pursuant to the Purchase Agreement.

The foregoing summaries of the terms of the Purchase Agreement and the forms of the Notes, Security Agreement, Guaranty, Registration Rights Agreement and Voting Agreement are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Notes and the Conversion Shares have been offered and sold pursuant to exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 8.01. Other Events.

On April 15, 2022, the Company issued a press release announcing the signing of the Purchase Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Senior Secured Convertible Note
10.1	Securities Purchase Agreement, dated as of April 14, 2022
10.2	Form of Security and Pledge Agreement
10.3	Form of Pledge Agreement
10.4	Form of Registration Rights Agreement
10.5	Form of Voting Agreement
99.1	Press release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Thomas H. King
	Name:	Thomas H. King
	Title:	Chief Financial Officer

Date: April 15, 2022

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